Exhibit  23.2
Consent  of  independent  certified  public  accountants

                            Ronald R. Chadwick, P.C.
                           Certified Public Accountant
                         2851 S. Parker Road, Suite 720
                             Aurora, Colorado 80014
                             Telephone 303-306-1967
                             Telecopier 303-306-1944

Consent of Independent Certified Public Accountant

I  hereby  consent  to  the  use  in  this  Form  S-8 filing by Inform Worldwide
Holdings, Inc., of my report dated September 28, 2000 relating to the consolidated financial statements of inform Worldwide Holdings, Inc. (formerly Anything internet Corporation) which appear in said filing.

/s/  Ronald R. Chadwick, P.C.
Aurora,  Colorado
June  1,  2001


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